Exhibit 4.1

INDENTURE

Dated as of [—], 2012,

among

UNITED CONTINENTAL HOLDINGS, INC.,

UNITED AIR LINES, INC.,

CONTINENTAL AIRLINES, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990*

Reflected in Indenture

Trust Indenture Act Section	Indenture Section
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	11.03
(c)	11.03
313 (a)	7.06
(b) (1)	N.A.
(b) (2)	7.06
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.02; 4.03; 11.02
(b)	N.A.
(c) (1)	11.04
(c) (2)	11.04
(c) (3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (1)(A)	6.05
(a) (1)(B)	6.04
(a) (2)	N.A.
(b)	6.07
(c)	9.04
317 (a)(1)	6.08

(a) (2)	6.09
(b)	2.05
318 (a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

SECTION 11.08.	Legal Holidays	43
SECTION 11.09.	Governing Law	43
SECTION 11.10.	No Recourse Against Others	43
SECTION 11.11.	Successors	43
SECTION 11.12.	Multiple Originals	43
SECTION 11.13.	Table of Contents; Headings	43

INDENTURE dated as of [—], 2012, among UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (“UAL”), UNITED AIR LINES, INC., a Delaware corporation (“United”), CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”):

ARTICLE I

Definitions And Incorporation By Reference

SECTION 1.01. Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Securities Custodian or co-registrar.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of the board of directors of the Issuer.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Closing Date” means the date of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business with respect to this Indenture shall be principally administered, which office on the date of execution of this Indenture is located at the address of the Trustee set forth in Section 11.02.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.14 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to an Issuer Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case, having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

“Global Securities Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the full and timely payment for which the United States pledges its full faith and credit.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time, including the terms of any Series of Securities.

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

“Issuer” means UAL, United or Continental, as the case may be, as specified pursuant to Section 2.02(a) of this Indenture with respect to a particular Series of Securities, in each case, until a successor replaces it and, thereafter, means the successor or, only in the context of the provisions hereof, if any, when such reference is required for purposes of compliance with the Trust Indenture Act, any “obligor” within the meaning of the Trust Indenture Act.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer.

“Maturity”, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Officer” means the Chairman of the Board of Directors, the chief executive officer, the chief financial officer, the president, any vice president, the treasurer, the controller or the secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, that meets the requirements of Section 11.04 hereof.

“Opinion of Counsel” means a written opinion from legal counsel, that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Original Issue Discount Security” means (i) any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof and (ii) any other security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Code.

“Parent” means UAL in the case of any Series of Securities issued by United or Continental hereunder, and UAL’s successors and assigns.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Record Date” means, in the case of any Interest Payment Date for a Series of Securities, the date specified in such Securities as the date for the determination of Holders of record entitled to receive a payment of interest on such Interest Payment Date.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning specified in the preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

“Securities Guarantee” means a guarantee by a Securities Guarantor of a Series of Securities pursuant to Article X.

“Securities Guarantor” means UAL, United or Continental, if any, identified pursuant to Section 2.02(w) of this Indenture as providing a Securities Guarantee of the Issuer’s obligations with respect to a Series of Securities.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of an Issuer created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means, at any time, any Subsidiary of any Person which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb) and the rules and regulations thereunder as in effect on the Closing Date.

“Trust Officer” means any vice president, assistant vice president, assistant treasurer or any other officer or assistant officer of the Trustee at its Corporate Trust Office assigned by the Trustee to administer its corporate trust matters, and any other officer of the Trustee to whom a matter arising under this Indenture may be referred.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Legal Holiday”	11.08
“Notice of Default’	6.01
“Paying Agent”	2.04
“Registrar”	2.04
“Securities Guarantor Obligations”	10.01
“Successor Company”	5.01	(i)
“Successor Guarantor”	10.04

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Securities Guarantor Obligations.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Issuer of such Securities, the Securities Guarantor, if any, of such Securities and any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act or defined by Trust Indenture Act reference to another statute and that are not otherwise defined herein have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7) each reference to a Person includes any successor in interest to it and any transferee or assignee of it (in the case of any Issuer or Securities Guarantor, subject to the provisions of Article V and Section 10.04, respectively);

(8) each reference to an agreement, instrument or document includes such agreement, instrument or document as amended, modified or supplemented from time to time in accordance with its terms; and

(9) each reference to any law, rule or regulation includes such law, rule or regulation as amended, modified, supplemented, replaced, reissued or reenacted from time to time.

ARTICLE II

The Securities

SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series as an Issuer may authorize from time to time. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a) and (b), and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(c) through 2.02(z)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

(a) the designation of the Issuer;

(b) the form and title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(c) the price or prices of the Securities of the Series;

(d) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of the Series);

(e) the date or dates on which the principal and premium with respect to the Securities of the Series are payable;

(f) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(g) the currency or currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Securities in registered form) or the principal New York office of the Trustee (in the case of Securities in bearer form), where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(h) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Issuer or otherwise;

(i) whether Securities of the Series are to be issued as Securities in registered form or as Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of the Series may be exchanged for Securities in registered form of the Series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(j) if any Securities of the Series are to be issued as Securities in bearer form or as one or more Global Securities representing individual Securities in bearer form of the Series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer Security of the Series payable with respect to any Interest Payment Date prior to the exchange of such temporary bearer Security for definitive Securities in bearer form of the Series shall be paid to any clearing organization with respect to the portion of such temporary bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities in bearer form of the Series;

(k) the Issuer’s obligation, if any, to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder of such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(l) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for the Issuer’s or Parent’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(m) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(n) if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(o) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(p) any changes or additions to Article VIII;

(q) if other than the entire principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy;

(r) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(s) any addition to or change in the Events of Default with respect to any Securities of the Series and any change in the right of the Trustee or the Holders of such Series of Securities to declare the principal, premium and interest, if any, on such Series of Securities due and payable pursuant to Section 6.02;

(t) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, (i) the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in definitive registered form, (ii) the identity of the institution that shall act as the Depositary for such Global Security and (iii) the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(u) any Trustee, authenticating agent, Paying Agent, transfer agent or Registrar for such Series of Securities and any office or agency of any of the foregoing for purposes of such Series of Securities;

(v) the applicability of the covenants set forth in Article IV or V to Securities of the Series, any change in such covenants or related defined terms to the extent applicable to Securities of the Series and any additions to the covenants applicable to Securities of the Series;

(w) the form and terms, if any, of any Securities Guarantee of the payment of principal, premium and interest with respect to Securities of the Series, the identity of the Securities Guarantor with respect to such Guarantee and any corresponding changes to the provisions of this Indenture and as then in effect;

(x) the subordination, if any, of the Securities of the Series pursuant to this Indenture and any changes or additions to the provisions of this Indenture then in effect;

(y) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee; and

(z) any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

SECTION 2.03. Execution and Authentication. One or more Officers of the Issuer for a Series shall sign the Securities of such Series on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication, unless otherwise provided by a Board Resolution, a supplemental indenture or an Officers’ Certificate.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may

authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to this Section, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such Series may be presented for payment (the “Paying Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Significant Subsidiaries may act as Paying Agent or Registrar.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. The Issuer of a Series of Securities shall require each Paying Agent with respect to such Series other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of such Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or premium or interest on such Series of Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer, at any time, may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its domestically organized Significant Subsidiaries) shall have no further liability for the money. If the Issuer or any of its domestically organized Significant Subsidiaries acts as Paying Agent for a Series of Securities, it shall segregate and hold in a separate trust fund for the benefit of Holders of such Series of Securities all money held by it as Paying Agent for such Series of Securities.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

SECTION 2.07. Transfer and Exchange. Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the Issuer’s request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If, at the Maturity of Securities of a Series, the Paying Agent holds money sufficient to pay such Securities payable on that date, then, on and after that date, such Securities of the Series shall cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

SECTION 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer and its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare, and the Trustee shall authenticate, temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare, and the Trustee upon request shall authenticate, definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

SECTION 2.12. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Issuer upon the Issuer’s request, unless the Issuer otherwise directs. The Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest. If the Issuer defaults in a payment of interest on a Series of Securities on the applicable Interest Payment Date, such interest shall cease to be payable to the applicable Holders on the relevant Record Date for such Interest Payment Date. In such case, the Issuer shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest to but excluding the date scheduled for payment of such defaulted interest to Holders, pursuant to clause (1) or (2) below, as the Issuer shall elect:

(1) The Issuer may elect to make such payment to the persons who are Holders of the Series on a subsequent special record date. The Issuer shall fix the payment date for such defaulted interest and the special record date therefor, which shall not be more than 15 days nor less than 10 days prior to such payment date. At least 10 days before the special record date, the Issuer shall mail to the Trustee and to each Holder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid.

(2) The Issuer may elect to make such payment in any other lawful manner.

Payment of defaulted interest and any interest thereon to the Trustee shall be deemed to satisfy the Issuer’s obligation to pay such defaulted interest and any interest thereon for all purposes of this Indenture.

SECTION 2.14. Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and, if they are so issued, the Depositary for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or, if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days following such event, (ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have occurred and be continuing and owners of beneficial interests in such Global Security in an amount not less than a majority of the aggregate outstanding principal amount of such Global Security have delivered to the Issuer and the Trustee a notice indicating that the continuation of the book-entry system through such Depositary is no longer in the best interests of the holders of the beneficial interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(e), the Issuer, any Securities Guarantor, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.15. Terms of Payment. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.04; provided, however, that each installment of interest on any Security may at the Issuer’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Series of Securities or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Series of Securities and shall appear on the applicable register. Payments of principal of a Security shall be made against surrender of such Security at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.04 at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Series of Securities.

SECTION 2.16. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, any applicable Securities Guarantor, the Trustee and any agent of the Issuer, any applicable Securities Guarantor, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, any applicable Securities Guarantor, the Trustee or any agent of the Issuer, any applicable Securities Guarantor, or the Trustee shall be affected by notice to the contrary.

None of the Issuer, any applicable Securities Guarantor, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Issuer, any applicable Securities Guarantor, the Trustee and the Registrar shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Issuer, any applicable Securities Guarantor, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such Depositary (or its nominee) with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, any applicable Securities Guarantor, the Trustee, or any agent of the Issuer, any applicable Securities Guarantor, or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such Depositary (or its nominee) and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 2.17. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. The Issuer with respect to any Series of Securities may elect to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms provided for in such Series of Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities of the Series to be redeemed and the redemption price. The Issuer shall give such notice to the Trustee at least 45 days before the redemption date unless the Trustee consents to a shorter period.

SECTION 3.02. Selection of Securities To Be Redeemed. Unless otherwise provided for in a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if fewer than all the Securities of a particular Series are to be redeemed, subject to Depositary requirements, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date from outstanding Securities of a Series not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuer of the Securities (or portions thereof) to be redeemed.

SECTION 3.03. Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request, the Trustee shall give the notice of redemption as provided to it in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 noon (New York City time) on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or any domestically organized Significant Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent (if the Issuer or any domestically organized Significant Subsidiary is not the Paying Agent) shall as promptly as practicable return to the Issuer any money deposited with it by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute, and the Trustee shall authenticate for the Holder (at the Issuer’s expense), a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities. The Issuer with respect to an outstanding Series of Securities shall promptly make all payments in respect of such Series of Securities on the dates and in the manner provided in such Series of Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds prior to 12:00 noon (New York City time), in accordance with this Indenture, money sufficient to make all payments with respect to such Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. All amounts payable under this Indenture by the Issuer shall be in U.S. dollars.

SECTION 4.02. SEC Reports. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Issuer with respect to each outstanding Series of Securities shall file with the Trustee within 30 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that such Issuer is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Issuer also shall comply with the other provisions of Trust Indenture Act Section 314(a).

SECTION 4.03. Compliance Certificate. The Issuer with respect to an outstanding Series of Securities shall deliver to the Trustee within 120 days after the end of each fiscal year of such Issuer an Officers’ Certificate (signed by any one of the principal executive officer, the principal financial officer or the principal accounting officer and another Officer) stating whether or not the signers know of any Default with respect to such Series of Securities that occurred during such period. If the signers know of any Default, the certificate shall describe the Default, its status and what action such Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Trust Indenture Act Section 314(a) (4).

SECTION 4.04. Corporate Existence. Subject to Article V, the Issuer with respect to each outstanding Series of Securities will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

ARTICLE V

Successor Companies

SECTION 5.01. Merger and Consolidation. Unless otherwise provided for in a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Issuer with respect to an outstanding Series of Securities shall not consolidate with or merge into, or convey, transfer or lease all or substantially all its properties and assets to, any Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not such Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the applicable Securities and this Indenture;

(ii) immediately after giving effect to such transaction, no Event of Default with respect to any Series of Securities of such Issuer shall have occurred and be continuing; and

(iii) such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Indenture (as modified or supplemented by a

Board Resolution, a supplemental indenture or an Officers’ Certificate), but the predecessor Issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on any Securities of which it was the Issuer.

ARTICLE VI

Defaults And Remedies

SECTION 6.01. Events of Default. Unless otherwise provided for in a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, in the case of any Series of Securities, each of the following constitutes an “Event of Default” with respect to such Series of Securities:

(1) default in any payment of the principal amount or premium, if any, on any Security of that Series when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

(2) failure to pay interest on any Security of that Series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) failure to comply with any of the covenants or agreements applicable to Securities of that Series (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the notice specified below;

(4) the Issuer with respect to such Series of Securities pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 90 days, that:

(A) is for relief against the Issuer with respect to such Series of Securities in an involuntary case;

(B) appoints a Custodian of the Issuer with respect to such Series of Securities or all or substantially all of its property; or

(C) orders the winding up or liquidation of the Issuer with respect to such Series of Securities or any similar relief is granted under any foreign laws.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) above is not an Event of Default with respect to any Series of Securities until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the Issuer and the Trustee of the Default (such notice being a “Notice of Default”) and the Issuer does not cure such Default within the time specified in clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02. Acceleration. If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(4) or (5) with respect to the applicable Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series by notice to the applicable Issuer (and to the Trustee if such notice is given by the Holders), may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on all the Securities of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) with respect to the Issuer of a Series of Securities occurs, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on all the Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may rescind an acceleration of that Series of Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series of Securities have been cured or waived except nonpayment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on all Securities of that Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of any Series then outstanding may by notice to the Trustee waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of that Series or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(2) the Holders of at least 25%, in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders of that Series offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to a Series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the applicable Issuer or Securities Guarantor for the whole amount then due and owing by such Issuer or Securities Guarantor (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the applicable Issuer or Securities Guarantor or any of their respective Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If any money or property is collected by the Trustee pursuant to this Article VI with respect to any Series of Securities, or while an Event of Default is continuing, any moneys or properties are distributable in respect of the Issuer’s or any Securities Guarantor’s obligations under this Indenture, such moneys or properties shall be paid out or distributed in the following order:

FIRST: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any Series of Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer.

(f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any Series unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default given by an Issuer or by the Holders of at least 25% of the aggregate principal amount of Securities of that Series then outstanding is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(k) The permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty of the Trustee.

(l) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil, or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with each Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or Securities Guarantees, it shall not be accountable for an Issuer’s use of the proceeds from the Securities, it shall not be accountable for funds received and disbursed in accordance with the Indenture, and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed or used in connection with the sale of the Securities, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default with respect to Securities of any Series in payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holder. As promptly as practicable after each [                    ] beginning with the [                    ] for so long as Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313 (b)(2) of the Trust Indenture Act.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The applicable Issuer of Securities agrees to notify promptly the Trustee whenever such Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. Each Issuer shall pay to the Trustee from time to time such compensation for its services as such Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer with respect to a Series shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with such Series, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in connection with such Series. The Issuer with respect to a Series shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties or exercise of its rights or powers hereunder in connection with such Series. The Trustee shall notify each Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify an Issuer shall not relieve such Issuer of its indemnity obligations hereunder. An Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the payment obligations pursuant to this Section of the Issuer with respect to a Series, the Trustee shall have a lien prior to the Securities of such Series on all money or property held or collected by the Trustee in connection with such Series other than money or property held in trust to pay the principal of and interest and any liquidated damages on particular Securities.

Each Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Issuer. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Securities. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. At all times, the Trustee shall satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance And Covenant Defeasance; Satisfaction And Discharge

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. At the option of the applicable Issuer’s Board of Directors evidenced by resolutions set forth in an Officers’ Certificate, at any time, such Issuer may elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series issued by such Issuer upon compliance with the conditions set forth below in Section 8.04.

SECTION 8.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Securities, the Issuer (and any Securities Guarantor with respect to such Series) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of that Series to receive solely from the funds deposited in trust with the Trustee described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payment are due;

(b) the Issuer’s obligations with respect to such Securities of that Series under Article II;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Issuer (and any Securities Guarantor with respect to such Series) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in a Board Resolution, a supplemental indenture or an Officers’ Certificate with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities of any Series:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(1) the applicable Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, premium, if any, and interest on the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of an election under Section 8.02 hereof, such Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, such Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default with respect to that Series of Securities shall have occurred and be continuing either:

(x) on the date of such deposit (other than an Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit); or

(y) insofar as Sections 6.01(4) or 6.01(5) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

(6) such Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of that Series of Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(7) such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any outstanding Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The applicable Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the applicable Issuer from time to time upon the request of such Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer with respect to any Series of Securities, in trust for the payment of the principal of, premium, if any, or interest on any Security of such Series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to such Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to such Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of such Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to such Issuer.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 thereof, as the case may be, with respect to any Series of Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer of such Series under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture. Except as set forth below, upon request of the applicable Issuer, this Indenture shall cease to be of further effect with respect to any Series of Securities specified in such request (except as to any surviving rights of registration of transfer or exchange of Securities of such Series expressly provided for herein or pursuant hereto) and the Trustee, at the expense of such Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series when

(1) either

(A) all Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and Securities for whose payment money has theretofore been deposited in trust by the Issuer with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided in Section 8.06) have been delivered to the Trustee for cancellation; or

(B) all Securities of such Series

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, solely for the benefit of the Holders, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 8.09 and Section 8.06 shall survive such satisfaction and discharge of this Indenture.

SECTION 8.09. Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant Section 8.08 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee; but such money need not be segregated from other funds except to the extent required by law. Money so held in trust is subject to the Trustee’s rights under Section 7.07.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. The Issuer and Securities Guarantor of any Series of Securities and the Trustee may amend this Indenture as it applies to such Series or any of the other terms of such Series without notice to or consent of any Holder:

(1) to evidence the succession of another Person to such Issuer pursuant to Article V and the assumption by such successor of such Issuer’s covenants, agreements and obligations in this Indenture and with respect to the Securities;

(2) to surrender any right or power conferred upon such Issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of such Series of Securities and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture with respect to such Series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

(3) to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture, Board Resolution, Officers’ Certificate or in any Securities that may be defective or inconsistent with any other provision contained therein;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Securities of such Series;

(5) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(6) to add to or to change any of the provisions of this Indenture to provide that Securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal, premium or interest with respect to Securities in bearer form, to permit Securities in registered form to be exchanged for Securities in bearer form, or to permit or facilitate the issuance of Securities of such Series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities or any coupons of any Series in any material respect;

(7) in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture, Board Resolution or Officers’ Certificate relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions, subject to any consent required under the terms of such senior indebtedness;

(8) to add Securities Guarantees with respect to the Securities or to secure the Securities;

(9) to make any change that does not adversely affect the rights of any Holder of Securities of such Series;

(10) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(11) to establish the form or terms of Securities and coupons of such Series pursuant to Article II.

UAL, United, Continental and the Trustee may amend this Indenture without notice to or consent of any Holder to add to, change, or eliminate any of the provisions of this Indenture, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding.

SECTION 9.02. With Consent of Holders. The Issuer and the Securities Guarantor of any Series of Securities and the Trustee may amend this Indenture as it applies to such Series or any of the other terms of such Series without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities of such Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an affected Security, an amendment may not:

(1) make any change to the percentage of principal amount of the outstanding Securities of the applicable Series, the consent of whose Holders is required for any amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(2) reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods of such Security;

(3) make such Security payable in money or securities other than that stated in such Security;

(4) make any change that adversely affects such Holder’s right to require the applicable Issuer to purchase such Security in accordance with the terms thereof and this Indenture;

(5) impair the right of such Holder to institute suit for the enforcement of any payment with respect to such Security;

(6) in the case of any subordinated Securities, or coupons appertaining thereto, make any change in the provisions of this Indenture relating to subordination that adversely affects the rights of such Holder under such provisions;

(7) except as provided under Article VIII hereof or in accordance with the terms of any Securities Guarantee, release any Securities Guarantor from any of its obligations under its Securities Guarantee or make any change in a Securities Guarantee that would adversely affect such Holder; or

(8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuer shall mail to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date, unless the amendment or waiver for which such consent was given becomes effective within such 120 day period.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and any Securities Guarantor enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Securities of a Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of Securities of such Series, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Securities Guarantees

SECTION 10.01. Securities Guarantees. If Securities of or within a Series are specified, as contemplated by Section 2.02(w), to be guaranteed by a specified Securities Guarantor, then such Securities Guarantor hereby fully and unconditionally guarantees to each Holder of any such Security which is authenticated and delivered by the Trustee and to each Holder of any coupon appertaining to any such Security, if any, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of any such Security or any coupon appertaining thereto), if any, on each such Security, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Issuer with respect to such Security to the Holder or the Trustee hereunder or thereunder (the “Securities Guarantor Obligations”). In case of the failure of the Issuer with respect to such Securities or any successor thereto punctually to pay any such principal, premium, or interest, the Securities Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Issuer with respect to such Securities.

The Securities Guarantor hereby agrees that its Securities Guarantor Obligations hereunder with respect to any Securities shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Issuer, the validity, regularity or enforceability of any such Security or coupon appertaining thereto or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Security or coupon appertaining thereto with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Securities Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Securities Guarantees will not be discharged except by complete performance of its obligations contained in any such Security or coupon appertaining thereto and in this Securities Guarantee.

If the Trustee or the Holder of any Security or any coupon appertaining thereto is required by any court or otherwise to return to the Issuer or the Securities Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Issuer or the Securities Guarantor, any amount paid to the Trustee or such Holder in respect of a Security or any coupons appertaining thereto included in such Securities Guarantor’s Securities Guarantor Obligations, the applicable Securities Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Securities Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Securities Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations included in such Securities Guarantor’s Securities Guarantor Obligations may be accelerated as provided in Article VI hereof for the purposes of the applicable Securities Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

The Securities Guarantor shall be subrogated to all rights of the Holders of the Securities of a Series (and of any coupons appertaining thereto) included in such Securities Guarantor’s Securities Guarantor Obligations against the Issuer in respect of any amounts paid by the Securities Guarantor on account of such Securities or any coupons appertaining thereto or this Indenture; provided, however, that the Securities Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all Securities of such Series shall have been indefeasibly paid in full.

SECTION 10.02. Execution and Delivery of Securities Guarantees. To evidence its Securities Guarantees with respect to Securities of or within any Series that are specified, as contemplated by Section 2.02(w) to be guaranteed by the Securities Guarantor, the Securities Guarantor hereby agrees to execute such Securities Guarantees, in a form established pursuant to Section 2.02(w), to be endorsed on each Security of such Series authenticated and delivered by the Trustee. Each such Securities Guarantee shall be executed on behalf of the Securities Guarantor by the Chairman of the Board, the chief executive officer, the chief financial officer, the president, any vice president, the treasurer, the controller or the secretary of such Securities Guarantor. The signature of any of these officers on the Securities Guarantees may be manual or facsimile.

Securities Guarantees bearing the manual or facsimile signatures of the individuals who were the proper officers of the Securities Guarantor shall bind the Securities Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to or after the authentication and delivery of the Securities upon which such Securities Guarantees are endorsed or did not hold such offices at the date of such Securities.

The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantees endorsed thereon on behalf of the Securities Guarantor. The Securities Guarantor hereby agrees that its Securities Guarantees made pursuant to this Article X shall remain in full force and effect notwithstanding any failure to endorse on each such Security a notation of such Securities Guarantee.

SECTION 10.03. Limitation of Securities Guarantor’s Liability. The Securities Guarantor and, by its acceptance of a Security guaranteed by such Securities Guarantor, each Holder of such Security hereby confirms that it is the intention of all such parties that in no event shall any Securities Guarantor Obligations under the Securities Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Securities Guarantor Obligations, if any, in respect of the Securities of any Series would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the Securities Guarantor under its Securities Guarantees in respect of the Securities of such Series shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

SECTION 10.04. Merger and Consolidation. Unless otherwise provided for in a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Securities Guarantor with respect to an outstanding Series of Securities shall not consolidate with or merge into, or convey, transfer or lease all or substantially all its properties and assets to, any Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Guarantor (if not such Securities Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Securities Guarantor under the applicable Securities Guarantee of such Securities and this Indenture;

(ii) immediately after giving effect to such transaction no Event of Default with respect to any Series guaranteed by such Securities Guarantor shall have occurred and be continuing; and

(iii) the Issuer with respect to each Series of Securities guaranteed by such Securities Guarantor shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Securities Guarantor under this Indenture (as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate), but the predecessor Securities Guarantor, in the case of a lease of all or substantially all of its assets, shall not be released from any of its Securities Guarantees of Securities.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by overnight courier guaranteeing next Business Day delivery addressed as follows:

If to UAL:

United Continental Holdings, Inc.

77 W. Wacker Drive

Chicago, Illinois 60601

Attention: Treasurer

If to United:

United Air Lines, Inc.

77 W. Wacker Drive

Chicago, Illinois 60601

Attention: Treasurer

If to Continental:

Continental Airlines, Inc.

77 W. Wacker Drive

Chicago, Illinois 60601

Attention: Treasurer

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

Chicago Corporate Trust

2 North LaSalle St.

Suite 1020

Chicago, IL 60602

An Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Any Issuer, any Securities Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by an Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate of the Issuer, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period unless otherwise expressly provided pursuant to Section 2.02 with respect to a particular Series of Securities. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of any Issuer or Securities Guarantor shall not have any liability for any obligations of the Issuer or Securities Guarantor under the Securities, the Securities Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors. All agreements of UAL, United and Continental in this Indenture, the Securities and the Securities Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

UNITED AIR LINES, INC.

By:
Name:
Title:

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: